UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2005 (August 5, 2005)

GLENBOROUGH REALTY TRUST INCORPORATED

(Exact name of Registrant as Specified in Charter)

Maryland	001-14162	94-3211970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 South El Camino Real, Ste. 1100, San Mateo, California 94402

(Address of principal executive offices)

Registrant’s telephone number, including area code: (650) 343-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On August 9, 2005, Glenborough Realty Trust Incorporated issued a press release announcing its results of operations for the second quarter ended June 30, 2005. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. This Item 2.02 of Form 8-K and Exhibit 99.1 are furnished to, but not filed with, the Securities and Exchange Commission. The information contained in Item 2.02 and in Exhibit 99.1 shall not be incorporated by reference to any filing of the registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.

ITEM 4.02(A). NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

On August 5, 2005, Glenborough Realty Trust Incorporated (the “Company”) determined that a correction is required in the accounting treatment for the timing of recording its preferred stock dividends. The correction will require a restatement of the Company’s financial statements for 2002, 2003, 2004 (including interim periods for 2004), and the first quarter of 2005. The restatement will result in a non-cash increase of $0.04 per diluted common share in net income available to common shareholders and FFO in 2004 and in 2005. The Company’s historical accounting has been to record preferred stock dividends in the period in which they are paid, rather than the period in which they are declared. In the past, in management’s opinion, this timing difference did not have a material impact on the Company’s financial statements. However, due to the Company’s preferred stock redemption in the first quarter of 2005, the Company anticipates that the timing difference will have a material impact on its financial statements by the end of 2005. Therefore, the Company believes that it is now appropriate to record preferred stock dividends when declared and restate its financial statements. The Company will file an amended Form 10-K for 2004 and an amended Form 10-Q for the first quarter of 2005 reflecting this restatement as soon as is practicable. As a result of the restatement, the previously issued financial statements and related reports of independent registered public accountants for the corresponding periods should no longer be relied upon. The Audit Committee of the Company’s Board of Directors and senior management of the Company have discussed these matters with the Company’s current independent registered public accountants, PricewaterhouseCoopers as well as with the Company’s former independent registered public accountants, KPMG LLP. A copy of the press release announcing the restatement is attached hereto as Exhibit 99.1.

The Company provided KPMG LLP with a copy of the foregoing disclosures and requested KPMG LLP to furnish the Company a letter addressed to the United States Securities and Exchange Commission stating whether it agrees with the above statements. A copy of KPMG LLP’s response letter will be filed by amendment to this Form 8-K.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit No.	Document
99.1	Press Release dated August 9, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLENBOROUGH REALTY TRUST INCORPORATED

Date: August 9, 2005	By:	/s/ Stephen R. Saul
Stephen R. Saul
Executive Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

99.1	Press Release dated August 9, 2005.